CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of our report dated December 1, 2011 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), relating to the financial statements of Panex Resources Inc. (an Exploration Stage Company), and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ GHP HORWATH, P.C.

Denver, Colorado
June 4, 2012